                                                                     EXHIBIT 4.8

                     FORM OF WARRANT - MONTGOMERY SECURITIES


Warrant Certificate No.:  HFN 3                                Right to Purchase
                                                            16,667 Warrant Units

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR WHICH MAY BE ISSUED UPON EXERCISE OF THE RIGHTS HEREIN GRANTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE STATE LAWS AND RULES.

THE RIGHTS EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN A CERTAIN INVESTOR AGREEMENT BETWEEN SYBASE AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS AVAILABLE FOR EXAMINATION AT THE PRINCIPAL OFFICE OF SYBASE.


                                  SYBASE, INC.

                          COMMON STOCK PURCHASE WARRANT

                            VOID AFTER MARCH 31, 2002

      SYBASE, INC., a Delaware corporation (the "Sybase"), hereby certifies that, for value received, MONTGOMERY SECURITIES, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from Sybase at any time or from time to time before 5:00 p.m. Pacific time, on March 31, 2002 (the "Expiration Date"), 56,500 "Warrant Units" as hereinafter defined at the purchase price per Warrant Unit equal to $3.00 and otherwise in accordance with the terms hereof.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "Sybase" includes any corporation which shall succeed to or assume the obligations of Sybase hereunder.

(b) The term "Warrant Unit" means $1.153448 in cash and 0.34794 shares of Sybase Common Stock.

(b) The term "Sybase Common Stock" shall mean duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock, $ 0.001 par value, of Sybase, and any other securities or property of Sybase or of any other person (corporate or otherwise) which the Holder of this Warrant at any time shall be entitled to receive on the exercise hereof, in lieu of or on account of Sybase Common Stock, or which at any time shall be issuable in exchange for or in replacement of Sybase Common Stock.

      1. Initial Exercise Date; Expiration. This Warrant may be exercised at any time or from time to time. It shall expire at 5:00 p.m., Pacific Time, on March 31, 2002.

      2.    Exercise of Warrant; Partial Exercise.

            This Warrant may be exercised in full or in part by the Holder hereof by surrender of this Warrant, with the form of subscription attached hereto duly executed by such Holder, to Sybase at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of Sybase, of the purchase price of the shares of the Warrant Units to be purchased hereunder, the cancellation by the Holder of indebtedness of Sybase to the Holder in an amount equal to such purchase price, or any combination thereof. For any partial exercise hereof, the Holder shall designate in the subscription the number of Warrant Units that it wishes to purchase. On any such partial exercise, Sybase at its expense shall forthwith issue and deliver to the Holder hereof a new warrant of like tenor, in the name of the Holder hereof, which shall be exercisable for such number of Warrant Units represented by this Warrant which have not been purchased upon such exercise. No fractional shares of Sybase Common Stock shall be issued upon exercise of this Warrant and any fractional share shall be rounded down to the next whole share of Sybase Common Stock without any adjustment in the cash consideration included in the Warrant Unit.

      3. When Exercise Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to Sybase as provided in Section 2, and at such time the person in whose name any certificate for shares of Sybase Common Stock shall be issuable upon such exercise, as provided in Section 4, shall be deemed to be the record holder of such Sybase Common Stock for all purposes.

      4. Delivery on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five business days thereafter, Sybase at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder may direct, the Warrant Units (including the cash portion of the Warrant Unit and a certificate or certificates for the number of fully paid and nonassessable full shares of Sybase Common Stock constituting the stock portion of the Warrant Unit) to which such Holder shall be entitled on such exercise.

      5. No Dilution or Impairment. Sybase will not, by amendment of its Certificate of Incorporation avoid the observance or performance of any of the terms of this

            Warrant, but will at all times in good faith assist in the carrying out of all the terms hereof.

      6. Notices of Record Date. In the event Sybase provides written notice to the holders of its Common Stock of

                  (a) any taking by Sybase of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of Sybase, any reclassification or recapitalization of the capital stock of Sybase, or any transfer of all or substantially all the assets of Sybase to or consolidation or merger of Sybase with or into any other person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of Sybase, or

                  (d) any proposed issue or grant by Sybase of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, then and in each such event Sybase will mail to the Holder hereof any such notice delivered to the holders of its Common Stock, at the time and in the manner such notice was provided to the holders of Sybase Common Stock.

      7. Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, to Sybase, Sybase at its expense will issue and deliver to or on the order of the Holder thereof a new Warrant of like tenor, in the name of such Holder or as such Holder may direct, calling in the aggregate on the face thereof for the number of Warrant Units called for on the face of the Warrant so surrendered.

      8. Replacement of Warrants. On receipt by Sybase of evidence reasonably satisfactory to Sybase of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Sybase or, in the case of any such mutilation, on surrender and cancellation of such Warrant, Sybase at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      9. Investment Intent. Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder thereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such Holder will deliver to Sybase a written statement that the securities acquired by the Holder upon exercise hereof are for the own account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

      10. Transfer. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof upon surrender of this Warrant with a properly executed assignment (in the form annexed hereto) at the principal office of Sybase. Upon any partial transfer, Sybase will at its expense issue and deliver to the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof, which shall be exercisable for such number of Warrant Units which were not so transferred.

      11. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of Sybase. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Sybase Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder as a stockholder of Sybase. Notwithstanding the foregoing, Sybase will transmit to the Warrant holder such information, documents and reports as are generally distributed to the Holders of any class or series of the securities of Sybase concurrently with the distribution thereof to the stockholders.

      12. Damages. Sybase recognizes and agrees that the Holder hereof will not have an adequate remedy if Sybase fails to comply with the terms of this Warrant and that damages will not be readily ascertainable, and Sybase expressly agrees that, in the event of such failure, it shall not oppose an application by the Holder of this Warrant or any other person entitled to the benefits of this Warrant requiring specific performance of any and all provisions hereof or enjoining Sybase from continuing to commit any such breach of the terms hereof.

      13.   Registration Rights. Sybase covenants and agrees as follows:

            13.1 Grant of Rights. Sybase hereby grants to the initial Holder of this Warrant the rights set forth in the Shareholder Agreement, executed by Sybase and the Holder concurrently with the issuance of this Warrant (the "Shareholder Agreement"). Each of Sybase and the Holder severally covenants and agrees that it shall comply with each of the covenants and agreements contained in the Shareholder Agreement, which covenants and agreements are expressly incorporated herein by reference as though stated herein in full.

            13.2 No Conflicting Agreements. Sybase represents and warrants to the Holder that Sybase is not a party to any agreement that conflicts in any manner with the Holder's rights to cause Sybase to register Registrable Securities pursuant to the Shareholder Agreement. Sybase covenants and agrees that it shall not, without the prior written consent of the holders of two thirds of the outstanding Registrable

            Securities, amend, modify or restate the Shareholder Agreement, if, without the written consent of the Holder, the Holder would be adversely affected by the amendment in a different manner than other holders of "Registrable Securities" (as defined in the Shareholder Agreement) similarly situated.

            13.3 Rights and Obligations Survive Exercise and Expiration of Warrant. The rights and obligations of Sybase and the Holder set forth in this Section 13 and in the Shareholder Agreement shall survive the exercise and expiration of this Warrant.

      14. Notices. All notices referred to in this Warrant shall be in writing and shall be delivered personally or by certified or registered mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed (i) to Sybase, at its principal executive offices and (ii) to the Holder of this Warrant, at such Holder's address as it appears in the records of Sybase (unless otherwise indicated by such Holder).

      15. Payment of Taxes. All shares of Sybase Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and Sybase shall pay all taxes and other governmental charges that may be imposed upon Sybase in respect to the issue or delivery thereof. The foregoing shall not make Sybase liable for any net income taxes levied upon the Holder with respect to the issuance, exercise, sale, exchange, or other transfer of this Warrant or the sale, exchange, or other transfer of the Sybase Common Stock or other property to be issued upon exercise or surrender by the Holder of this Warrant.

      16. Legends On Shares Issued. The Sybase Common Stock issued upon exercise of the rights granted herein shall bear the legends set forth at the beginning of this Warrant, unless and until such legends are removed in accordance with the Shareholder Agreement.

      17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California (without reference to any principles of the conflicts of laws). The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

      IN WITNESS WHEREOF, Sybase has caused this Warrant to be signed in its name by its duly authorized officers.

Dated: January 20, 2000

                                        SYBASE, INC., a Delaware corporation



                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------





                      [Signature Page - Montgomery Warrant]

Warrant Certificate No.: HFN 3



                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)

TO ____________________________

      The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______________(1) Warrant Units consisting of $__________ of cash in the aggregate and ____ shares of Common Stock of Sybase, Inc. in the aggregate, and herewith makes payment of $______________ therefor, and requests that such cash and the certificates for such shares be issued in the name of, and delivered to __________________________________________________ whose address is ______________________________________________________.



                                         _______________________________________
                                         (Signature must conform in all respects
                                         to name of Holder as specified on the
                                         face of the Warrant)


                                         _______________________________________

                                         _______________________________________
                                                        (Address)

Dated:
___________________________________, 200_







--------
     (1) Insert here the number of Warrant Units as to which the Warrant is being exercised.

Warrant Certificate No.:  HFN 3


                               FORM OF ASSIGNMENT

      For value received, the undersigned hereby sells, assigns, and transfers unto ____________________the right represented by the within Warrant to purchase shares of Common Stock of Sybase, Inc. to which the within Warrant relates, and appoints ___________________________________Attorney to transfer such right on the books of ____________________________________________ with full power of substitution in the premises.


                                         ---------------------------------------
                                         (Signature must conform in all respects
                                         to name of Holder as specified on the
                                         face of the Warrant)


                                         ---------------------------------------


                                         ---------------------------------------
                                                        (Address)

Dated:
                                   , 2000
-----------------------------------

                               EXHIBIT TO WARRANT

   [Attach Shareholder Agreement which is Exhibit to Reorganization Agreement]